Exhibit (b)

BY-LAWS

OF
KENNEDY LEWIS CAPITAL COMPANY

Article I.

OFFICES

1.1 Registered Office. The registered office of Kennedy Lewis Capital Company (the “Company”) in the State of Delaware shall be established and maintained at c/o Wilmington Trust, National Association, 1100 North Market Street, Suite 1300, Wilmington, DE 19801 and Wilmington Trust, National Association shall be the registered agent of the Company in charge thereof.

1.2 Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the board of trustees of the Company (the “Board of Trustees” or the “Board”) may from time to time determine or the business of the Company may require.

Article II.

MEETINGS OF SHAREHOLDERS

2.1 Place of Meetings. All meetings of the shareholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Trustees and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. An annual meeting of shareholders shall not be required in any year in which the election of Trustees is not required to be held under the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder (the “1940 Act”). The failure to hold an annual meeting shall not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company. An annual meeting of shareholders shall be held on such date and at such time as may be fixed by the Board of Trustees and stated in the notice of the meeting, for the purpose of electing Trustees and for the transaction of only such other business as is properly brought before the meeting in accordance with these by-laws (the “By-laws”).

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) brought before the annual meeting by or at the direction of the Board of Trustees, (ii) pursuant to the notice of meeting or (iii) otherwise properly brought before the annual meeting by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of these By-laws. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, the shareholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Company addressed to the attention of the Secretary of the Company not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date the Company’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. A shareholder’s notice to the Secretary shall set forth (i) as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) any material interest of the shareholder in such business, and (ii) as to the shareholder giving the notice (a) the name and record address of the shareholder and (b) the class, series and number of shares of beneficial interest of the Company (“Shares”) which are beneficially owned by the shareholder. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.2. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.2, and, if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes, unless otherwise prescribed by the Delaware Statutory Trust Act (“DSTA”) or by the declaration of trust of the Company, as amended and/or restated from time to time (the “Declaration of Trust”), by the Secretary only at the request of the Chairperson of the Board, the President or by a resolution duly adopted by the affirmative vote of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Unless otherwise provided by law, written notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) by or at the direction of the Board of Trustees, (2) provided that the Board of Trustees has determined that Trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the By-laws.

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2.4 Quorum. The holders of at least one-third of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the DSTA or by the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

2.5 Organization. The Chairperson of the Board of Trustees shall act as Chairperson of meetings of the shareholders. The Board of Trustees may designate any other officer or Trustee of the Company to act as Chairperson of any meeting in the absence of the Chairperson of the Board of Trustees, and the Board of Trustees may further provide for determining who shall act as Chairperson of any shareholders meeting in the absence of the Chairperson of the Board of Trustees and such designee.

The Secretary of the Company shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of any meeting.

2.6 Voting. Unless otherwise required by law, the Declaration of Trust or these By-laws, any question (other than the election of Trustees) properly brought before any meeting of shareholders shall be decided by the affirmative vote of the holders of a majority of the votes cast by shareholders present in person or by proxy at an annual or special meeting duly called for such purpose and entitled to vote thereat. At all meetings of shareholders for the election of Trustees, Trustees shall be elected by the affirmative vote of the holders of a majority of the votes cast by shareholders present in person or by proxy at an annual or special meeting duly called for such purpose and entitled to vote thereat. Notwithstanding the foregoing, in a contested election, Trustees shall be elected by a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present. An election shall be considered contested if, as of the date of the proxy statement for the meeting of shareholders at which Trustees are to be elected, there are more nominees for election than the number of Trustees to be elected. Each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each Share entitled to vote thereat held by such shareholder, unless otherwise provided by the Declaration of Trust. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him, her or it by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Company not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Trustees, in its discretion, or the officer of the Company presiding at a meeting of shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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2.7 Action of Shareholders Without Meeting. Except as may otherwise be required by the DSTA or in the Declaration of Trust, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.

2.8 Voting List. The officer who has charge of the share ledger of the Company shall prepare and make, no later than the tenth day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date, either on a reasonably accessible electronic network, or, during ordinary business hours, at the principal place of business of the Company, as specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held..

2.9 Share Ledger. The share ledger of the Company shall be the only evidence as to who are the shareholders entitled to examine the share ledger, the list required by Section 2.8 or the books of the Company, or to vote in person or by proxy at any meeting of shareholders.

2.10 Ratification. Any transaction questioned in any shareholders’ derivative suit, or any other suit to enforce alleged rights of the Company or any of its shareholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any Trustee, officer or shareholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Trustees or by the holders of Shares and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Company and all of its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.11 Inspectors of Election. The Company shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall: (1) decide upon the qualifications of voters; (2) ascertain the number of shares outstanding and the voting power of each; (3) determine the shares represented at a meeting and the validity of the proxies of ballots; (4) count all votes and

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ballots; (5) declare the results; (6) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (7) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Article III.

TRUSTEES

3.1 Powers; Number; Qualifications. The business and affairs of the Company shall be managed by or under the direction of the Board of Trustees, except as may be otherwise provided by the DSTA or in the Declaration of Trust. The number of Trustees which shall constitute the Board of Trustees shall be not less than four (4) nor more than eight (8). The exact number of Trustees shall be fixed from time to time, within the limits specified in this Section 3.1 or in the Declaration of Trust, by a majority of the Board of Trustees. Trustees need not be shareholders of the Company. The Board of Trustees shall be divided into classes as more fully set forth in the Declaration of Trust.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each Trustee shall hold office until the next annual meeting of shareholders at which his or her class stands for election or until such Trustee’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Declaration of Trust, vacancies and newly created trusteeships resulting from any increase in the authorized number of Trustees or from any other cause may be filled by a majority of the Trustees then in office, although less than a quorum, and each Trustee so chosen shall hold office until the next annual meeting and until such Trustee’s successor shall be duly elected and shall qualify, or until such Trustee’s earlier resignation, removal from office, death or incapacity.

3.3 Nominations. Nominations of persons for election to the Board of Trustees of the Company at a meeting of shareholders of the Company may be made only (i) by or at the direction of the Board of Trustees, (ii) pursuant to the notice of meeting or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of these By-laws. Such nominations by any shareholder shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, the shareholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Company addressed to the attention of the Secretary of the Company not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date the Company’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder must be received by the Secretary of the Company not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice to the Secretary shall set forth (i)

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as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of Shares which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Trustees pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the shareholder giving the notice (a) the name and record address of the shareholder and (b) the class and number of Shares which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Trustee of the Company. No person shall be eligible for election as a Trustee of the Company unless nominated in accordance with the procedures set forth herein. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

3.4 Meetings. The Board of Trustees may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees. Special meetings of the Board of Trustees may be called by the President or a majority of the entire Board of Trustees. Notice thereof stating the place, date and hour of the meeting shall be given to each Trustee either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum. Except as may be otherwise specifically provided by the DSTA, the Declaration of Trust or these By-laws, at all meetings of the Board of Trustees or any committee thereof, a majority of the entire Board of Trustees or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees. If a quorum shall not be present at any meeting of the Board of Trustees or of any committee thereof, a majority of the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings. The Board of Trustees shall elect one of its members to be Chairperson of the Board of Trustees. The Chairperson of the Board of Trustees shall lead the Board of Trustees in fulfilling its responsibilities as set forth in these By-laws, including its responsibility to oversee the performance of the Company, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Trustees.

Meetings of the Board of Trustees shall be presided over by the Chairperson of the Board of Trustees, or in his or her absence, by the President to the extent he or she is a Trustee, or in the absence of the Chairperson of the Board of Trustees and the President by such other person as the Board of Trustees may designate or the members present may select.

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3.7 Actions of Board of Trustees Without Meeting. Unless otherwise restricted by the Declaration of Trust or these By-laws or applicable law, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if all members of the Board of Trustees or of such committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Trustees or committee.

3.8 Removal of Trustees by Shareholders. Any individual Trustee may be removed from office for cause by a 66 2/3% vote of the holders of the outstanding Shares then entitled to vote at an election of Trustees. In case the Board of Trustees or any one or more Trustees be so removed, new Trustees may be elected at the same time for the unexpired portion of the full term of the Trustee or Trustees so removed.

3.9 Resignations. Any Trustee may resign at any time by submitting his or her written resignation to the Board of Trustees or Secretary of the Company. Such resignation shall take effect at the time of its receipt by the Company unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees. The Board of Trustees may designate one or more committees, each committee to consist of one or more of the Trustees of the Company. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Trustees establishing such committee, shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Declaration of Trust, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the shareholders a dissolution of the Company or a revocation of a dissolution or amending the By-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of Shares or to adopt a merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required.

3.11 Compensation. Unless restricted by the Declaration of Trust or these By-laws, the Trustees may be paid their expenses, if any, of attendance at each meeting of the Board of Trustees and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Trustees or a stated salary as Trustee, as determined by the Board of Trustees from time to time. No such payment shall preclude any Trustee from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation, as determined by the Board of Trustees from time to time.

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3.12 Interested Trustees. No contract or transaction between the Company and one or more of its Trustees or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its Trustees or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Trustee or officer is present at or participates in the meeting of the Board of Trustees or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Trustees or the committee, and the Board of Trustees or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Trustees, even though the disinterested Trustees be less than a quorum, (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Trustees, a committee thereof or the shareholders. Common or interested Trustees may be counted in determining the presence of a quorum at a meeting of the Board of Trustees or of a committee which authorizes the contract or transaction.

3.13 Meetings by Means of Conference Telephone. Members of the Board of Trustees or any committee designed by the Board of Trustees may participate in a meeting of the Board of Trustees or of a committee of the Board of Trustees by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can be heard and hear each other simultaneously, and participation in a meeting pursuant to this Section 3.13 shall constitute presence in person at such meeting.

Article IV.

OFFICERS

4.1 General. The officers of the Company shall be elected by the Board of Trustees and may consist of: a President, Chief Financial Officer, Chief Compliance Officer, Secretary and Controller. The Board of Trustees, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Trustees may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Declaration of Trust or these By-laws. The officers of the Company need not be shareholders of the Company, nor need such officers be Trustees of the Company.

4.2 Election. The Board of Trustees shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Trustees; and all officers of the Company shall hold office until their successors are appointed by the Board of Trustees and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Company shall be filled by the Board of Trustees. The salaries of all officers who are Trustees of the Company shall be fixed by the Board of Trustees or a committee thereof.

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4.3 Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President or any Vice President, and any such officer may, in the name and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Trustees may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 President. Subject to the provisions of these By-laws and to the control of the Board of Trustees, the President shall have general supervision, direction and control of the business and the officers of the Company. He or she shall have the general powers and duties of management usually vested in the president of a company, including general supervision, direction and control of the business and supervision of other officers of the Company, and shall have such other powers and duties as may be prescribed by the Board of Trustees.

4.5 Chief Compliance Officer. The Chief Compliance Officer shall have general responsibility for the compliance matters of the Company and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Trustees or these By-laws, all in accordance with policies as established by and subject to oversight of the Board of Trustees. Additionally, the Chief Compliance Officer shall, no less than annually, (i) provide a written report to the Board of Trustees, the content of which shall comply with Rule 38a-1 of the 1940 Act, and (ii) meet separately with the Company’s independent Trustees.

4.6 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Company and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Trustees or these By-laws, all in accordance with policies as established by and subject to the oversight of the Board of Trustees. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.7 Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees, or, if not ranked, a vice president designated by the Board of Trustees, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees, these By-laws, the President or the Chairperson of the Board of Trustees.

4.8 Secretary. The Secretary shall attend all meetings of the Board of Trustees and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when

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required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Trustees, and shall perform such other duties as may be prescribed by the Board of Trustees or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Trustees, then any Assistant Secretary shall perform such actions. If there is no Assistant Secretary, then the Board of Trustees or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Trustees may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.9 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Company, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Company or to its order. The Treasurer shall deposit all funds of the Company in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Company as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Company’s transactions which shall be the property of the Company, and which together with all other property of the Company in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Company and shall also be the principal financial officer of the Company. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds.

4.10 Assistant Secretaries. Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Trustees, the President, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11 Assistant Treasurers. Assistant Treasurers, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Trustees, the President, any Vice President, if there is one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Trustees, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be

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satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

4.12 Controller. The Controller shall establish and maintain the accounting records of the Company in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Company and shall perform such other duties as the Board of Trustees, the President or any Vice President of the Company may prescribe.

4.13 Other Officers. Such other officers as the Board of Trustees may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Trustees. The Board of Trustees may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

4.14 Vacancies. The Board of Trustees shall have the power to fill any vacancies in any office occurring from whatever reason.

4.15 Resignations. Any officer may resign at any time by submitting his or her written resignation to the Company. Such resignation shall take effect at the time of its receipt by the Company, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.16 Removal. Subject to the provisions of any employment agreement approved by the Board of Trustees, any officer of the Company may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Trustees.

4.17 Contracts and Other Documents. The President, Chief Financial Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Trustees or any other committee given specific authority in the premises by the Board of Trustees during the intervals between the meetings of the Board of Trustees, shall have power to sign and execute on behalf of the Company deeds, conveyances and contracts, and any and all other documents requiring execution by the Company.

Article V.

CAPITAL SHARES

5.1 Uncertificated Shares. The interest of each shareholder of the Company shall be evidenced by Shares which are in uncertificated form, unless otherwise required by law, and such Shares shall be entered on the books of the Company and registered as issued. Within a reasonable time after the issuance or transfer of uncertificated Shares, the Company shall send to the registered owner thereof a written notice that shall contain such information as required under Delaware law. If the Company provides for certificated Shares, any certificates representing Shares shall be in such form as the appropriate officers of the Company may from time to time prescribe and such certificates shall be signed, countersigned and registered in such manner as the Board of Trustees may by resolution prescribe.

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5.2 Transfers. Shares of the Company shall be transferable in the manner prescribed by law and in these By-laws. Transfers of Shares shall be made on the books of the Company only by the registered owner, or by his, her or its attorney lawfully constituted in writing. Shares of the Company which are uncertificated shall, upon the receipt of proper transfer instructions from the registered owner of uncertificated Shares, be cancelled and issuance of new equivalent uncertificated Shares shall be made to the shareholder entitled thereto. It shall be the duty of the Company to issue evidence of the issuance of uncertificated Shares to the shareholder entitled thereto and record the transaction upon the Company’s books, unless the Company has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Company shall have no duty to inquire into adverse claims with respect to such transfer unless (i) the Company has received a written notification of an adverse claim at a time and in a manner which affords the Company a reasonable opportunity to act on it prior to the registration of the Shares on the books of the Company and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant or (ii) the Company has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, by-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Company may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him, her or its, if there be no such address, at his, her or its residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (i) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction or (ii) an indemnity bond, sufficient in the Company’s judgment to protect the Company and any transfer agent, registrar or other agent of the Company involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Company.

5.3 Fixing Record Date. In order to determine the shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action without a meeting is adopted by the Board of Trustees, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

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(b) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Trustees is necessary, shall be the first date on which a signed written consent is delivered to the Company; or

(c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Trustees adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

5.4 Registered Shareholders. Prior to due presentment for transfer of any Share or Shares, the Company shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such Share or Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

Article VI.

NOTICES

6.1 Form of Notice. Notices to Trustees and shareholders other than notices to Trustees of special meetings of the Board of Trustees which may be given by any means stated in Section 3.4, shall be in writing and delivered personally or mailed to the Trustees or shareholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed.

6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Declaration of Trust or by these By-laws, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the shareholders, Trustees, or members of a committee of Trustees need be specified in any written waiver of notice unless so required by the Declaration of Trust.

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Article VII.

INDEMNIFICATION OF TRUSTEES AND OFFICERS

7.1 The Company shall indemnify any person (other than with respect to claims resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a Trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 The Company shall indemnify any person (other than with respect to claims resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office) who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a present or former Trustee or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

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7.4 Any indemnification under Section 7.1 or 7.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Trustee or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:

 (a) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, even though less than a quorum;

 (b) by a committee of such Trustees designated by majority vote of such Trustees, even though less than a quorum;

 (c) by independent legal counsel in a written opinion, if there are no such Trustees, or such Trustees so direct; or

 (d) by the shareholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or Trustee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Trustee or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Trustees deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested Trustees or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.7 The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article.

7.8 For purposes of this Article, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

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7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Trustee, officer, employee or agent of the Company which imposes duties on, or involves services by, such Trustee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No Trustee or officer of the Company shall be personally liable to the Company or to any shareholder of the Company for monetary damages for breach of fiduciary duty as a Trustee or officer, provided that this provision shall not limit the liability of a Trustee or officer (i) for any breach of the Trustee’s or the officer’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Trustee or officer derived an improper personal benefit.

Article VIII.

GENERAL PROVISIONS

8.1 Reliance on Books and Records. Each Trustee, each member of any committee designated by the Board of Trustees, and each officer of the Company, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company, including reports made to the Company by any of its officers, by an independent certified public accountant or by an appraiser selected with reasonable care.

8.2 Maintenance and Inspection of Records. The Company shall, either at its principal executive office or at such place or places as designated by the Board of Trustees, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these By-laws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Company may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DSTA. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

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Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s share ledger, a list of its shareholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Trustees. Any Trustee shall have the right to examine the Company’s share ledger, a list of its shareholders and its other books and records for a purpose reasonably related to his or her position as a Trustee.

8.4 Dividends and Distributions. Subject to the provisions of the Declaration of Trust, if any, dividends and other distributions upon the Shares of the Company may be declared by the Board of Trustees at any regular or special meeting, pursuant to applicable law or by action without a meeting pursuant to Section 3.4. Dividends and other distributions may be paid in cash, in property, or in Shares, subject to the provisions of the Declaration of Trust. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Trustees from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Trustees shall think conducive to the interest of the Company, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

8.5 Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other persons as the Board of Trustees may from time to time designate.

8.6 Fiscal Year. The fiscal year of the Company shall be as determined by the Board of Trustees. If the Board of Trustees shall fail to do so, the President shall fix the fiscal year.

8.7 Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.8 Amendments. The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws not inconsistent with the Declaration of Trust. To the extent any provisions of the Bylaws conflict with the Declaration of Trust, the Declaration of Trust shall control.

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8.9 Interpretation of By-laws. All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the DSTA, as may be from time-to-time hereafter.

8.10 Conflict with 1940 Act. If and to the extent that any provision of the DSTA, or any provision of these By-laws shall conflict with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control.

Adopted by the Board of Trustees: [_______], 2024

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